UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 16, 2006

ALLIED MOTION TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Inverness Way East, Suite. 150, Englewood, CO, 80112

(Address of Principal Executive Offices, including zip code)

303-799-8520

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 16, 2006, the Company’s Board of Directors established the Company’s Employee Incentive Bonus Plan (the “Plan”) for the year ending December 31, 2006.  All employees of the Company are eligible to participate if they have been employed for a minimum of 90 days prior to December 31, 2006 and are still employed when the Board of Directors approves the final bonuses at the first board meeting held in 2007 (typically in February).   The Company’s 2006 cash bonus awards for executive officers of the Company are based on achieving certain performance targets that the Company defines as Economic Value Added (EVA).  Most other employees are awarded bonuses based on the achievement of certain performance targets by the subsidiary in which they work.  The cash bonus awards for the general managers of each subsidiary are based on both the performance of the subsidiary that the general manager is responsible for managing and the overall performance of the total Company.  The annual cash bonus performance goals are not set forth in a written agreement.

The amount of the annual cash bonus that an executive officer may receive is based upon two components - (a) an individual target bonus, and (b) the Company’s performance as measured by EVA.  EVA is defined as the Net Operating Profit After Taxes (NOPAT) less a Cost of Capital Charge.  Net Operating Profit excludes net of tax amounts of interest expense and amortization of intangibles recorded in acquisitions.  The threshold for earning a bonus award is normally 50% of the target EVA or an amount determined by the Board in its sole discretion that better achieves the objectives of the Plan.   If the actual EVA achieved falls below the threshold, no bonus is awarded.  If the actual EVA achieved falls between the threshold and the target EVA, the bonus awarded is equal to the target bonus multiplied times the prorata percent of the EVA target achieved (0% to 100% of the target bonus amount).  If the actual EVA achieved is greater than the target EVA, then the bonus awarded will be greater than 100% of the target bonus amount with the bonus being a certain prorata percent of the incremental EVA achieved above the target EVA.

The actual amount of the annual cash bonuses is subject to change in the Board’s discretion.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws.

Effective February 16, 2006, the Company’s Board of Directors amended Section 3.2(b) of the Company’s Bylaws which provided that no member of the Board of Directors shall serve after reaching the age of 75.  The Board of Directors believes that it is in the best interests of the Company and its shareholders to amend this retirement provision so that a Director may continue to serve after reaching the age of 75, but may not stand for election or reelection after reaching such age unless the Board authorizes an exception to the retirement policy.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3 (ii)	Section 3.2(b) of the Company’s Bylaws as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       February 23, 2006

ALLIED MOTION TECHNOLOGIES INC.

By:	/s/ Richard D. Smith
Richard D. Smith
Chief Executive Officer
and Chief Financial Officer